Exhibit 10.48

AMENDMENT REGARDING IRC § 409A
TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

The Amended and Restated Executive Employment Agreement entered into as of August 17, 2009 (as amended as of December 3, 2010, the "Agreement") by and among Thermadyne Holdings Corporation ("Holdings"), a Delaware corporation, and the subsidiaries of Holdings (together with Holdings, "Employer"), and Martin Quinn ("Employee"), is hereby amended as follows, effective as of the date hereof, such that, consistent with the intent of the parties, the Agreement will comply with relevant provisions of Section 409A of the Internal Revenue Code of 1986, as amended:

1.                  Capitalized terms used in this Amendment without definition have the meanings set forth in the Agreement.

2.                  Section 4(a)(ii) is revised to read as follows:

“(ii) a pro rata portion (based on a fraction the numerator of which is the number of days Employee was employed in the year of Employee’s death or Total Disability and denominator of which is 365) of the full bonus that Employee would have been entitled to receive under Employer’s Annual Incentive Plan in accordance with Section 2(b) for the year in which death or Total Disability occurred had Employee been employed by the Employer through the date on which such bonus is paid in accordance with such Plan and based on the Employer’s and Employee’s actual results and performance objectives established under such Plan, which pro rata bonus shall be paid during the calendar year following the calendar year during which death or Total Disability, as the case may be, occurred, and”

3.                  Section 4(c)(ii) is revised to read as follows:

“(ii) to receive a pro rata portion (based on a fraction the numerator of which is the number of days Employee was employed in the year of termination and denominator of which is 365) of the full bonus that Employee would have been entitled to receive under Employer’s Annual Incentive Plan in accordance with Section 2(b) for the year in which termination occurred had Employee been employed by the Employer through the date on which such bonus is paid in accordance with such Plan and based on the Employer’s and Employee’s actual results and performance objectives established under such Plan, which pro rata bonus shall be paid during the calendar year following the calendar year during which termination occurred, and”

4.                  The last sentence of Section 4(c) is deleted and the following is added in lieu thereof:

“The sums received by Employee under this Section 4(c) shall be considered liquidated damages in respect of claims based on any provisions of this Agreement or any claims arising out of Employee’s employment with Employer, and notwithstanding anything to the contrary, the payment of the amounts described in Section 4(c)(i), (ii), and (iii) (collectively, the "Severance Payments") by Employer shall be made or commence, as applicable, within 14 days following the date Employee executes and delivers a general release (the “Release”) of all claims in form and substance satisfactory to Employer, and such Release becomes irrevocable.  If Employee fails to execute and deliver the Release at a time so that the Release becomes irrevocable by its terms within sixty (60) days following Separation from Service (as defined in Treasury Regulation Section 1.409A-1(h)), the obligation to pay the Severance Payments shall be null and void, and no payment shall be made pursuant to Section 4(c).  Notwithstanding the foregoing, if the seventy-fourth day following Separation from Service is in a different calendar year from the date of

Separation from Service and Employee executes and delivers the Release so that the Release becomes irrevocable by its terms within sixty (60) days following Separation from Service, then payment of the Severance Payments shall be made or commence, as applicable, on the later of (x) the date otherwise required; or (y) the earlier of the seventy-fourth day after Separation from Service, or January 15.”

5.                  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of this 18th day of December, 2011.

EMPLOYEE:

            /s/ Martin Quinn

Name:  Martin Quinn

EMPLOYERS:

Thermadyne Holdings Corporation

(on behalf of itself and all wholly owned subsidiaries)

By:      /s/ Jeffery S. Kulka

           Name: Jeffery S. Kulka

           Title:  CFO

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES